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                                                                    EXHIBIT 8.01


                        [Fenwick & West LLP Letterhead]


                                 April 16, 1999





VERITAS SOFTWARE CORPORATION
1600 Plymouth Street
Mountain View, CA  94043

Attention: Board of Directors

                Re: Exhibit Tax Opinion to the Registration Statement on Form S-4 Filed in Connection With the Asset Acquisition and Merger Transaction Involving VERITAS Software Corporation, Seagate Technology, Inc., and Seagate Software, Inc.

Ladies and Gentlemen:

        We have been requested to render this opinion concerning certain matters of U.S. federal income tax law in connection with the proposed asset acquisition and merger transaction (the transaction collectively referred to as the "NSMG Combination") involving Seagate Technology, Inc., a Delaware corporation ("STI"), Seagate Software, Inc., a Delaware corporation and a wholly-owned subsidiary of STI ("SSI"), Seagate Software Network & Storage Management Group, Inc., a Delaware corporation and wholly-owned subsidiary of SSI ("NSMG"), VERITAS Holding Corporation, a Delaware corporation ("Newco"), VERITAS Merger Corporation, a Delaware corporation and wholly owned subsidiary of Newco ("Merger Sub"), and VERITAS Software Corporation, a Delaware corporation ("VERITAS"). The NSMG Combination is further described in the Registration Statement on Form S-4 to be filed with the Securities and Exchange Commission on or about April 16, 1999, and related Exhibits thereto (the "Registration Statement"). This opinion has been requested in connection with the filing of the Registration Statement with the Securities and Exchange Commission with respect to the NSMG Combination.

        The NSMG Combination is structured into two components: (i) a merger under the applicable corporate laws of the state of Delaware of Merger Sub with and into VERITAS, with VERITAS being the surviving corporation of such merger (the "VERITAS Merger"), and all outstanding VERITAS stock being converted, on a share for share basis, into Newco stock having identical rights, preferences and privileges, with Newco assuming all outstanding options, warrants, convertible debentures and other rights to purchase shares of capital stock of VERITAS; and
(ii) the contribution by SSI, STI and certain of their subsidiaries, as specified in the Amended and Restated Agreement and Plan of Reorganization of April 15, 1999 among VERITAS, Newco, STI,




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Veritas Software Corporation
April 16, 1999
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SSI and NSMG and the exhibits thereto (collectively, the "Agreement"), of certain assets in consideration for the issuance by Newco to SSI of shares of Common Stock of Newco, and the offer by Newco to grant to Employees who are holders of options in SSI at the Effective Time (as defined in the Agreement) options to purchase Newco Common Stock in exchange for cancellation of their respective options to purchase Common Stock of SSI (collectively the "Seagate Transaction"). Except as otherwise indicated, capitalized terms used herein have the meanings set forth in the Agreement. All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").

        We have acted as legal counsel to VERITAS in connection with the NSMG Combination. As such, and for the purpose of rendering this opinion, we have examined and are relying upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in the following documents (including all schedules and exhibits thereto), among others:

        1. The Registration Statement (including exhibits thereto);

        2. The Agreement;

        3. An Officers' Tax Certificate of Newco and Merger Sub dated April 16, 1999 signed by an authorized officer of each of Newco and Merger Sub and delivered to us from Newco and Merger Sub and incorporated herein by reference; a copy of this Certificate of Officers is attached hereto as Exhibit A; and

        4. An Officer's Tax Certificate of VERITAS dated April 16, 1999, signed by an authorized officer of VERITAS and delivered to us from VERITAS and incorporated herein by reference; a copy of this Certificate of Officer is attached hereto as Exhibit B.

        In addition, we have reviewed such other instruments and documents related to the formation, organization and operation of VERITAS, Newco and Merger Sub or the consummation of the VERITAS Merger and the transactions contemplated thereby as we have deemed necessary or appropriate.

        In connection with rendering this opinion, we have obtained representations and are relying thereon (without any independent investigation or review thereof) that:

        (1) Neither Newco nor a person related to Newco (within the meaning of Treas. Reg. Section 1.368-1(e)(3)) will redeem nor acquire any of the Newco Common stock issued in the transaction or acquire any VERITAS stock prior to the transaction, other than possible repurchases of unvested stock of employees, directors and consultants in connection with termination of such employees, directors and consultants;

        (2) Following the VERITAS Merger, VERITAS will hold at least 90 percent of the fair market value of its and Merger Sub's net assets, and at least 70 percent of the fair market value of its and Merger Sub's gross assets such that it will hold substantially all of its and Merger Sub's assets within the meaning of Section 368(a)(2)(E)(i) of the Code and the Treasury



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April 16, 1999
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regulations promulgated thereunder and will continue its historic business or use a significant portion of its historic business assets in a business;

        (3) No VERITAS stockholder has guaranteed or will guarantee any VERITAS indebtedness outstanding during the period immediately prior to the VERITAS Merger; and

        (4) None of VERITAS, Newco, or Merger Sub is, or will be at the time of the VERITAS Merger, an investment company as defined in Section 368(a)(2)(F) of the Code.

        In addition, in connection with rendering this opinion, we have assumed (without any independent investigation thereof) that:

        (1) To the extent any expenses relating to the VERITAS Merger (or the "plan of reorganization" within the meaning of Treas. Reg. Section 1.368-1(c) with respect to the VERITAS Merger) are funded directly or indirectly by a party other than the incurring party, such expenses will be reorganization expenses within the guidelines established in Revenue Ruling 73-54, 1973-1 C.B. 187;

        (2) At all relevant times prior to and including the Effective Date, (i) no outstanding indebtedness of VERITAS, Newco, or Merger Sub has or will represent equity for tax purposes; (ii) no outstanding equity of VERITAS, Newco, or Merger Sub has represented or will represent indebtedness for tax purposes;
(iii) no outstanding security, instrument, agreement or arrangement that provides for, contains, or represents either a right to acquire VERITAS capital stock (or to share in the appreciation thereof) constitutes or will constitute "stock" for purposes of Section 368(c) of the Code;

        (3) Original documents (including signature) are authentic, documents submitted to us as copies conform to the original documents, and there has been (or will be by the Effective Time of the VERITAS Merger) due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof;

        (4) Any representation or statement referred to above made "to the best of knowledge" or otherwise similarly qualified is correct without such qualification, and all statements and representations, whether or not qualified are true and will remain true through the Effective Date and thereafter where relevant; and

        (5) The VERITAS Merger will be consummated pursuant to the Agreement and will be effective under the laws of the state of Delaware.

        Based on the foregoing documents, materials, assumptions and information, and subject to the qualifications and assumptions set forth herein, we are of the opinion that, if the VERITAS Merger is consummated in accordance with the provisions of the Agreement (and without any waiver, breach or amendment of any of the provisions thereof):

        (a) The VERITAS Merger will be a "reorganization" for federal income tax purposes within the meaning of Section 368(a) of the Code;




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Veritas Software Corporation
April 16, 1999
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        (b) Newco, Merger Sub, and VERITAS each will be a "party to the reorganization" within the meaning of Section 368(b) of the Code; and

        (c) The disclosure of the material federal income tax considerations of the VERITAS Merger that apply to VERITAS and its stockholders, option holders and convertible debenture holders in the Registration Statement under the paragraphs headed "Tax implications for VERITAS, VERITAS stockholders, VERITAS option holders and VERITAS convertible debenture holders" in the section "Material United States federal income tax considerations of the NSMG combination" is correct in all material respects, subject to the limitations set forth therein.

        Our opinion set forth above is based on the existing provisions of the Code, Treasury Regulations (including Temporary Treasury Regulations) promulgated under the Code, published Revenue Rulings, Revenue Procedures and other announcements of the Internal Revenue Service (the "Service") and existing court decisions, any of which could be changed at any time. Any such changes might be retroactive with respect to transactions entered into prior to the date of such changes and could significantly modify the opinion set forth above. Nevertheless, we undertake no responsibility to advise you of any subsequent developments in the application, operation or interpretation of the U.S. federal income tax laws.

        Our opinion concerning certain of the U.S. federal tax consequences of the VERITAS Merger is limited to the specific U.S. federal tax consequences presented above. No opinion is expressed as to any transaction other than the VERITAS Merger, including any transaction undertaken in connection with the VERITAS Merger. In addition, this opinion does not address any estate, gift, state, local or foreign tax consequences that may result from the VERITAS Merger. In particular, we express no opinion regarding: (i) the amount, existence, or availability after the VERITAS Merger, of any of the U.S. federal income tax attributes of VERITAS, Newco or Merger Sub; (ii) any transaction in which VERITAS Common Stock is acquired or Newco Common Stock is disposed other than pursuant to the VERITAS Merger; (iii) the potential application of the "disqualifying disposition" rules of Section 421 of the Code to dispositions of VERITAS Common Stock; (iv) the effects of the VERITAS Merger and Newco's assumption of outstanding options to acquire VERITAS stock on the holders of such options under any VERITAS employee stock option or stock purchase plan, respectively; (v) the effects of the VERITAS Merger on any VERITAS stock acquired by the holder subject to the provision of Section 83(a) of the Code;
(vi) the effects of the VERITAS Merger on any payment which is or may be subject to the provisions of Section 280G of the Code; and (vii) the application of the collapsible corporation provisions of Section 341 of the Code to VERITAS, Newco or Merger Sub as a result of the VERITAS Merger.

        No ruling has been or will be requested from the Service concerning the U.S. federal income tax consequences of the VERITAS Merger. In reviewing this opinion, you should be aware that the opinion set forth above represents our conclusions regarding the application of existing U.S. federal income tax law to the instant transaction. If the facts vary from those relied upon (including if any representations, covenant, warranty or assumption upon which we have relied is inaccurate, incomplete, breached or ineffective), our opinions contained




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Veritas Software Corporation
April 16, 1999
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herein could be inapplicable. You should be aware that an opinion of counsel represents only counsel's best legal judgment, and has no binding effect or official status of any kind, and that no assurance can be given that contrary positions may not be taken by the Service or that a court considering the issues would not hold otherwise.

        This Exhibit Opinion is being delivered solely for the purpose of being included as an exhibit to the Registration Statement; it may not be relied upon or utilized for any other purpose (including, without limitation, satisfying any conditions in the Agreement) or by any other person or entity, and may not be made available to any other person or entity, without our prior written consent. We do, however, consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement wherever it appears. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations promulgated thereunder.

                                        Very truly yours,


                                        /s/ FENWICK & WEST LLP
                                        ----------------------------------------
                                        FENWICK & WEST LLP
                                        A LIMITED LIABILITY PARTNERSHIP
                                        INCLUDING PROFESSIONAL CORPORATIONS

EXHIBITS:

        EXHIBIT A -- An Officers' Tax Certificate of VERITAS Holding Corporation and Merger Sub., dated April 16, 1999, and signed by authorized officers of VERITAS Holding Corporation and Merger Sub.

        EXHIBIT B -- An Officer's Tax Certificate of VERITAS Software, Inc., dated April 16, 1999, and signed by an authorized officer of VERITAS Software, Inc.